



<ARTICLE>       UT
<LEGEND>
This schedule contains summary financial information extracted from FPL Group's and FPL's consolidated balance sheet as of
December 31, 1998 and consolidated statements of income and cash flows for the year ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.

<CIK>                                  0000753308
<NAME>                            FPL Group, Inc.
<MULTIPLIER>                            1,000,000
<FISCAL-YEAR-END>                     DEC-31-1998
<PERIOD-END>                          DEC-31-1998
<PERIOD-TYPE>                              12-MOS
<BOOK-VALUE>                             PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                  $8,147
<OTHER-PROPERTY-AND-INVEST>                $2,005
<TOTAL-CURRENT-ASSETS>                     $1,266
<TOTAL-DEFERRED-CHARGES>                       $0
<OTHER-ASSETS>                               $611
<TOTAL-ASSETS>                            $12,029
<COMMON>                                       $2
<CAPITAL-SURPLUS-PAID-IN>                  $3,001
<RETAINED-EARNINGS>                        $2,123
<TOTAL-COMMON-STOCKHOLDERS-EQ>             $5,126
<PREFERRED-MANDATORY>                          $0
<PREFERRED>                                  $226
<LONG-TERM-DEBT-NET>                       $2,347
<SHORT-TERM-NOTES>                           $110
<LONG-TERM-NOTES-PAYABLE>                      $0
<COMMERCIAL-PAPER-OBLIGATIONS>                 $0
<LONG-TERM-DEBT-CURRENT-PORT>                $359
<PREFERRED-STOCK-CURRENT>                      $0
<CAPITAL-LEASE-OBLIGATIONS>                    $0
<LEASES-CURRENT>                               $0
<OTHER-ITEMS-CAPITAL-AND-LIAB>             $3,861
<TOT-CAPITALIZATION-AND-LIAB>             $12,029
<GROSS-OPERATING-REVENUE>                  $6,661
<INCOME-TAX-EXPENSE>                         $279
<OTHER-OPERATING-EXPENSES>                 $5,409
<TOTAL-OPERATING-EXPENSES>                 $5,409
<OPERATING-INCOME-LOSS>                    $1,252
<OTHER-INCOME-NET>                            $28
<INCOME-BEFORE-INTEREST-EXPEN>               $986
<TOTAL-INTEREST-EXPENSE>                     $322
<NET-INCOME>                                 $664
<PREFERRED-STOCK-DIVIDENDS>                   $15
<EARNINGS-AVAILABLE-FOR-COMM>                $664
<COMMON-STOCK-DIVIDENDS>                     $345
<TOTAL-INTEREST-ON-BONDS>                      $0
<CASH-FLOW-OPERATIONS>                     $1,743
<EPS-PRIMARY>                                $3.85 <F1>
<EPS-DILUTED>                                $3.85 <F1>

<F1>    Earnings per share (EPS) amounts have been computed in accordance with Statement of Financial Accounting Standards
No. 128, "Earnings per Share."  The basic and diluted EPS amounts have been entered in place of primary and fully diluted, respectively.



